UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 1, 2019

UDR, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-10524	54-0857512
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (720) 283-6120

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2019, the Board of Directors of UDR, Inc. (the "Company") appointed Jerry A. Davis, the Company’s Senior Vice President – Chief Operating Officer, as President and Chief Operating Officer. Mr. Davis had been serving as the Company’s Senior Vice President – Chief Operating Officer since February 2013.

Mr. Davis, age 56, joined the Company in March 1989, as Controller and subsequently moved into Operations as an Area Director.   Mr. Davis left the Company in 2001 to serve as Chief Operating Officer of JH Management Co. and rejoined the Company in August 2002 as an operations analyst and was promoted to Vice President, Area Director in September 2004.  In November 2007 he was promoted to Senior Vice President – Property Operations and he became Senior Vice President – Chief Operating Officer in February 2013.  No family relationship exists between Mr. Davis and any of the Company’s directors or executive officers.  The Company has not entered into any new compensation arrangements with Mr. Davis in connection with his appointment.  Mr. Davis is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc.

January 2, 2019	By:	/s/ Warren L. Troupe
	Name:	Warren L. Troupe
	Title:	Senior Executive Vice President